EXHIBIT 5.1 DLA Piper LLP (US) 650 S Exeter Street Suite 1100 Baltimore, Maryland 21202

July 9, 2026

Equity Residential
Two North Riverside Plaza
Chicago, IL 60606

Registration Statement on Form S-4

Ladies and Gentlemen:

We have served as special Maryland counsel to Equity Residential, a Maryland real estate investment trust (the “Company”), and have been requested to render this opinion letter in connection with the registration statement on Form S-4 (File No. 333-297128), including the joint proxy statement/prospectus contained therein at the time the Registration Statement is declared effective (the “Proxy Statement/Prospectus”), initially filed by the Company with the U. S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on June 29, 2026, as amended by Amendment No. 1 thereto filed by the Company with the Commission on the date hereof (as amended, excluding the documents incorporated by reference therein, the “Registration Statement”), relating to, among other things, the registration and issuance by the Company of up to 406,395,465 of the common shares, par value $0.01 per share, of the Company (the “Shares”) to be issued pursuant to an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) dated as of May 20, 2026, by and among the Company, AvalonBay Communities, Inc., a Maryland corporation (“AvalonBay”), ERP Operating Limited Partnership, an Illinois limited partnership (“ERP Operating Partnership”),  Canopy Merger Sub LLC, a Maryland limited liability company and a direct subsidiary of the Company (“Merger Sub”), and each of the other parties thereto for the limited purposes set forth therein. Pursuant to the Merger Agreement, AvalonBay will contribute certain assets (“Asset Contribution”) in exchange for units of partnership interest in ERP Operating Partnership that have, in the aggregate, a value equal to the fair market value of such contributed assets and, following the Asset Contribution, AvalonBay will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of the Company (the “Merger”).

We are rendering this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Proxy Statement/Prospectus, any proxy statement/prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Shares.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)	the Registration Statement, including the Proxy Statement/Prospectus contained therein;

(b)
the charter of the Company, as in effect on the date hereof, represented by the Articles of Restatement of the Company, executed on December 9, 2004, as filed with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on and effective as of January 18, 2005 (the “Charter”), as certified by an officer of the Company;

(c)	the Ninth Amended and Restated Bylaws of the Company, as amended, and as in effect as of the date hereof, as certified by an officer of the Company;

Equity Residential
July 9, 2026

(d)
excerpts of the resolutions (“Resolutions”) duly adopted at a joint meeting of the Board of Trustees (the “Board”) and the Compensation Committee of the Company on May 20, 2026, as certified by an officer of the Company in the Officer’s Certificate (as defined below);

(e)	the Agreement and Plan of Merger (as filed as Annex A to the Registration Statement and as certified by an officer of the Company in the Officer’s Certificate) relating to the Merger;

(f)	the Articles of Merger relating to the Merger in the form to be filed with the SDAT (the “Articles of Merger”), as certified by an officer in the Officer’s Certificate;

(g)	an executed copy of the certificate of an officer of the Company, dated as of the date hereof, as to certain factual matters (the “Officer’s Certificate”);

(h)	the short form good standing certificate of the SDAT as to the existence and good standing of the Company in the State of Maryland dated as of a recent date (the “Good Standing Certificate”); and

(i)	such other documents as we have deemed necessary or appropriate to enable us to express the opinions set forth below.

For purposes of the opinions expressed below, we have assumed (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals of such documents, (iii) the legal capacity of natural persons, (iv) the genuineness and validity of all signatures (including all signatures via DocuSign, eSignature or similar technology), (v) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect and enforceability thereof upon the Company and (vi) the conformity of the documents filed with the Commission via the Electronic Data Gathering and Retrieval System, as supplemented by its Interactive Data Electronic Applications system (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents prepared by the Company and submitted for our examination. As to certain factual matters we have relied on the Officer’s Certificate as to the factual matters set forth therein, which we assume to be accurate and complete without independent investigation or verification.

Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that:

(1)	the Company is a real estate investment trust validly existing under the laws of the State of Maryland and is in good standing with the SDAT; and

(2)
the Shares have been duly authorized and, when issued and delivered in accordance with the Registration Statement, the Resolutions, the Charter and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinions in paragraph 1 with respect to existence and good standing of the Company are based solely on the Good Standing Certificate.  In expressing the opinions above, we have also assumed (i) that the Registration Statement, and any amendments thereto, will have been declared effective (and will remain effective at the time of issuance of any of the Shares), (ii) the shareholders of the Company will have duly approved the issuance of the Shares pursuant to the Merger, (iii) prior to the issuance of any Shares and upon or after the effective time of the Merger, the Articles of Merger in respect of the Merger will be filed with, and accepted of record by, the SDAT, (iv) that the Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VII of the Charter and (v) that, upon issuance of the Shares at the effective time of the Merger, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Charter. We note that as of the date hereof there are more than 550,000,000 Common Shares available for issuance under the Charter.

Equity Residential
July 9, 2026

The opinions expressed above are subject to the following assumptions, exceptions, qualifications and limitations:

(A)        We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing). This opinion letter concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. As to matters of such laws, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(B)          We express no opinion as to the compliance, applicability or effect of any federal or state securities (or “blue sky”) laws of any jurisdiction or as to federal or state tax laws or laws regarding fraudulent transfers.

(C)          The foregoing opinions are rendered as of the date hereof. We assume no obligation to update such opinions to reflect any facts or circumstances that may hereafter come to our attention or that may hereafter occur.

(D)          This opinion letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement on the date hereof and to the use of the name of our firm in the section entitled “Legal Matters” in the Proxy Statement/Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ DLA Piper LLP (US)